UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2008
LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1666 East Touhy Avenue, Des Plaines, Illinois	60018
(Address of principal executive offices)	(Zip Code)
(847) 827-9666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the annual meeting of stockholders of Lawson Products, Inc. (the “Company”) held on May 13, 2008, the Company’s stockholders apprved the Lawson Products, Inc. Long-Term Incentive Plan (the “LTIP”). The LTIP designed to:
•	Reward senior managers for achieving pre-established financial and non-financial strategic objectives that support growth in total shareholder value;

•	Encourage and reinforce effective teamwork and individual contributions toward the Company’s stated long-term goals; and

•	Provide an incentive compensation opportunity, incorporating an appropriate level of risk, that will enable the Company to attract, motivate and retain outstanding executives.
     Administration by the Compensation Committee. The Compensation Committee of the Board of Directors (the “Committee”) is responsible for administering the LTIP. Each member of the Committee is an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”).
     Eligibility and Participation. The LTIP is expected to include approximately 10-20 participants, including the Chief Executive Officer (“CEO”), his direct reports, and other select key employees of the Company. The Committee will determine, with advice from the CEO, those who are eligible to participate and the terms and amounts of each participant’s award opportunities. Participation is awarded annually and participation in one year does not ensure participation in later years.
     Performance Objectives and Awards. The LTIP is an omnibus plan and awards may be made in the form of cash, restricted shares, stock options or stock appreciation rights as determined by the Committee from year to year. Long-term incentives shall be awarded in the form of cash, non-qualified stock options, incentive stock options, restricted shares, stock units, common shares, phantom stock, stock appreciation rights (SARs), or any other vehicle linked to total shareholder return. Awards shall be paid based on the level of achievement of pre-established annual corporate performance objectives. Future performance objectives may include targets established for revenue, earnings, and attainment of a variety of strategic and operational initiatives, which are outlined in the LTIP. For the plan period beginning 2008, the objectives will include earnings before interest, taxes depreciation and amortization (EBITDA) and return on net assets (RONA). Awards based on criteria not listed in the LTIP will not qualify as performance-based compensation under Section 162(m). Awards shall be made to the extent that the performance objectives are achieved. No payment shall be made unless and until the Committee shall have certified in writing that the applicable performance objectives have been attained.
     Performance Periods. Performance periods will typically be three years. For the 2008 awards, as an effort to bridge long-term incentives beyond 2008, and provide inclusion to certain key executives with little long-term incentive participation, the performance period will be two years. Performance periods will overlap; awards may be earned and paid as often as annually.
     Vesting. Awards vest upon the achievement of performance established at the time awards are communicated. For stock based awards, time vesting may apply as well. Stock awards may vest ratably over the performance period, or 100% at the end of the performance period. Stock based awards may also be subject to performance restrictions.
     Equity Awards. Stock granted and forfeited may be re-used in later performance periods. Stock granted and exercised may not be re-used for later grants. The number of shares authorized under the LTIP is 200,000. Not more than 50% of the shares authorized for the LTIP may be granted to any one employee.
     Performance metrics will be determined at the beginning of each LTIP cycle and approved by the Committee. Performance metrics will be linked to improving financial performance, creating shareholder value, or other metrics linked to key Company initiatives. In the event multiple metrics are selected, those metrics will be weighted. Financial metrics will be weighted more heavily than operating metrics, since a focus of the LTIP is value creation. Awards dependent on performance targets will be assigned a threshold, target and maximum. The

Committee will establish metrics for each performance level and a corresponding payout. In typical years, performance payouts will be based on the table below:
Below Threshold Performance = Zero Award Earned
At Threshold Performance = 50% of Award Earned
At Target Performance = 100% of Award Earned
At Maximum Performance = 200% of Award Earned
Award calculations will be interpolated between performance levels
     Awards vest 100% in the event a change in control occurs.
     Performance-Based Compensation Under Section 162(m). “Covered Awards” are those made to employees who are designated by the Committee prior to the grant of any award who are, or who are expected to be at the time taxable income is realized with respect to the award, either the CEO or one of the four other most highly compensated employees of the Company (“Covered Employees”). In the case of “Covered Awards,” the LTIP is intended to provide an incentive compensation opportunity, which is exempt from the deduction limitations contained in Section 162(m).
     Termination and Amendment. The Committee may amend, suspend, or terminate the LTIP in whole or in part at any time; provided, however, that if in the judgment of the Committee, such action would have a material effect on the LTIP, such action must be approved by the Board of Directors. The LTIP will remain in effect until it is terminated by the Board of Directors; provided, however, that no awards may be made to Covered Employees after the date of the Company’s annual meeting of its stockholders occurring in the fifth calendar year following the year that includes the effective date of the LTIP, unless the LTIP shall have been re-approved by the stockholders of the Company.
     Tax Consequences. Upon receipt of cash awards under the LTIP, the recipient will have taxable ordinary income for federal income tax purposes, in the year of receipt, equal to the amount of cash received. Unless limited by Section 162(m), the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income. This discussion of the tax consequences of awards under the LTIP does not purport to be complete in that it discusses only federal income tax consequences and it does not discuss tax consequences that may arise in special circumstances, such as death of the participant.
     The foregoing description of the LTIP does not purport to be complete and is qualified in its entirety by reference to the LTIP, a copy of which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Lawson Products, Inc. Long-Term Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC. (Registrant)
Date: November 25, 2008	By:	/s/ Neil E. Jenkins
		Name:	Neil E. Jenkins
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Title

10.1	Lawson Products, Inc. Long-Term Incentive Plan